Exhibit 5.1

Sally A. Kay T: +1 650 843 5582 skay@cooley.com

October 6, 2014

Virobay, Inc.

1360 Willow Road, Suite 100

Menlo Park, CA 94025

Ladies and Gentlemen:

We have acted as counsel to Virobay, Inc., a Delaware corporation (the “Company”), and you have requested our opinion with respect to a Registration Statement (No. 333-198672) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 3,846,153 shares (the “Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”), and up to 576,923 shares of Common Stock that may be sold by the Company pursuant to the exercise of an option to purchase additional shares granted to the underwriters (the “Option Shares”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Registration Statement (“Pre-IPO Certificate”), as amended, and the Company’s Bylaws, filed as Exhibit 3.3 to the Registration Statement, each as currently in effect, (c) the Company’s form of Amended and Restated Certificate of Incorporation, filed as Exhibit 3.2 to the Registration Statement, and the form of Company’s Amended and Restated Bylaws, filed as Exhibit 3.4 to the Registration Statement, each of which will be in effect upon the closing of the offering contemplated by the Registration Statement, and (d) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware, as amended.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares and the Option Shares, when sold and issued as described in the Registration Statement and the related Prospectus, will be validly issued, fully paid and non-assessable.

3175 HANOVER STREET, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM

Virobay, Inc.

Page Two

We consent to the reference to our firm under the caption “Legal matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

/s/ Sally A. Kay
Sally A. Kay

3175 HANOVER STREET, PALO ALTO, CA 94306-2155  T: (650) 843-5000  F: (650) 849-7400  WWW.COOLEY.COM